UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 30, 2011

NFINANSE INC.
(Exact name of registrant specified in its charter)

Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

As previously disclosed by nFinanSe Inc. (the “Company”) in its Current Report on Form 8-K filed on July 9, 2010, on June 29, 2010, the Board of Directors of the Company (the “Board”) approved an offering of up to $5,000,000 of Series E Convertible Preferred Stock, $0.001 par value per share (“Series E Preferred Stock”), at a purchase price of $1.50 per share. On December 23, 2010 and on March 29, 2011, the Board amended the offering up to 4,333,334 and 5,900,000 shares, for an aggregate purchase price $6,500,000 and $8,850,000, respectively.  On June 13, 2011, the offering was amended up to 7,900,000 shares for an aggregate purchase price of up to $11,850,000.

Between August 10, 2010 and June 30, 2011, the Company reported that it had entered into purchase agreements with certain institutional and accredited investors, pursuant to which the Company issued 6,132,175 shares of Series E Preferred Stock for an aggregate cash purchase price of $9,198,250.  On September 30, 2011, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) for an additional 1,426,723 shares with a purchase price of $2,140,083, resulting in the aggregate number of Series E Preferred Stock shares sold by the Company to date of 7,558,898 for a total aggregate purchase price of $11,338,333.

The Series E Preferred Stock is not convertible into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), by the holders of the Series E Preferred Stock to the extent that, if converted, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

A copy of the form of Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1, the contents of which are incorporated into this Item 1.01.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Series E Preferred Stock and the shares of Common Stock to be issued upon conversion of the Series E Preferred Stock (the “Conversion Shares”) have not been registered under the Securities Act of 1933, as amended (the “Act”). The Company offered and sold the Series E Preferred Stock in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

99.1	Form of Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	October 6, 2011	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Form of Purchase Agreement.